UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_______________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 30, 2009

_______________________________

TALEO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51299	52-2190418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4140 Dublin Boulevard, Suite 400
Dublin, CA 94568
(Address of principal executive offices, including zip code)

(925) 452-3000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 30, 2009, the Taleo Corporation (the “Company”) received a letter from the NASDAQ Stock Market (“NASDAQ”), indicating that, because the Company had failed to file its Annual Report on Form 10-K for the year ended December 31, 2008 (the “Form 10-K”), the Company is currently not in compliance with NASDAQ Marketplace Rule 4310(c)(14).

As previously announced, on November 13, 2008, the Company received a letter from NASDAQ indicating that the Company was not in compliance with Rule 4310(c)(14) due to failure to timely file its Form 10-Q for the quarter ended September 30, 2008 (the “Form 10-Q”).  Following receipt of such letter, the Company submitted original and supplemental plans to NASDAQ, outlining the Company’s planned actions to regain compliance with Rule 4310(c)(14).  The March NASDAQ letter, which was expected, requires that the Company submit an update by April 14, 2009 to its original and supplemental plans to regain compliance with respect to the filing requirement.

The Company is working diligently to complete the preparation of the Form 10-K and Form 10-Q, and intends to timely submit an update to its original and supplemental plans to regain compliance to NASDAQ.  A copy of the press release relating to this announcement is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.
Exhibit No.	Description

99.1	Press Release dated April 3, 2009, entitled “Taleo Working to Meet NASDAQ Requirements; Company Receives Notice from NASDAQ Regarding Form 10-K.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALEO CORPORATION

By:	/s/ Katy Murray
Katy Murray Executive Vice President and Chief Financial Officer

Date:  April 3, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 3, 2009, entitled “Taleo Working to Meet NASDAQ Requirements; Company Receives Notice from NASDAQ Regarding Form 10-K.”